The Shareholder Services Group, Inc.
Exchange Place
Boston, Massachusetts 02109


Gentlemen:

         This letter acknowledges the consent of WPG Tudor Fund (formerly "Tudor Fund") to the assignment of the Accounting Services Agreement dated March 20, 1989 between The Boston Company Advisors, Inc. ("Boston Advisors") and Tudor Fund, as amended (collectively, the "Agreement") to The Shareholder Services Group, Inc. ("TSSG"). This acknowledgment will be effective upon the consummation of the proposed acquisition of The Boston Company Inc.'s third party mutual fund administration business by TSSG (the "Proposed Transaction"). We understand that, effective upon the completion of the Proposed Transaction, TSSG will assume all of Boston Advisors' rights and obligations under the Agreement accruing after that date and that The Boston Company, Inc. and its affiliates, including Boston Advisors, will no longer be liable under the Agreement or responsible for any acts or omissions of TSSG occurring after that time.



                             Sincerely,


                             WPG Tudor Fund

                             By:   /s/
                             ---------------------------------------------------

                                 Title: RVP
                                 Date: 5/5/94

                          ACCOUNTING SERVICES AGREEMENT

         AGREEMENT, made as of this 20th day of March 1989 by and between THE BOSTON COMPANY ADVISORS, INC., a Massachusetts corporation (hereinafter called "Boston Advisors") and TUDOR FUND, a Massachusetts business trust (hereinafter called the "Trust").

         WHEREAS, the Trust is registered as an open-end diversified management investment company under the Investment Company Act of 1940;

         WHEREAS, the Trust desires to retain Boston Advisors to render pricing and bookkeeping services to the Trust and Boston Advisors is willing to render such services;

                                   WITNESSETH:

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints Boston Advisors to act as
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Pricing and Bookkeeping Agent of the Trust on the terms set forth in this Agreement. Boston Advisors accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. SERVICES. Boston Advisors shall be responsible for (i) the
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determination of the Trust's net assets and the net asset value per share of the Trust's outstanding shares and the offering price, if different from the net asset value per share, at which the Trust's shares are sold, at the time and in the manner from time to time determined by the Board of Trustees of the Trust ("pricing") and the timely communication of such information to the person or persons designated by the Trust; and (ii) maintaining the accounts, books and other records of the Trust required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder or as the Trust may reasonably require for tax, accounting, performance, advertising or other business purposes ("bookkeeping"). All accounts, books and other records are the property of the Trust; shall be available for inspection and use by the Trust and shall be preserved by Boston Advisors for the periods and in the places required by Rule 31a-2 under the Investment Company Act of 1940 and shall be surrendered to the Trust upon request. Boston Advisors shall furnish at its expense space and all necessary light, heat, equipment, stationery and stenographic, clerical, mailing and messenger services in connection with such pricing and bookkeeping.

         Boston Advisors will from time to time employ or associate with itself such person or persons as Boston Advisors may believe to be particularly suited to assist it in the performance of this Agreement.

         3. COMPENSATION OF BOSTON ADVISORS. For the services to be rendered and
            --------------------------------
the facilities to be furnished by Boston Advisors, as provided in Sections 2 and 3 hereof, Boston Advisors shall receive from the Trust an annual fee, payable monthly, computed as follows:

            (a) ANNUAL FEE. For the services to be rendered and the facilities
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to be furnished by Boston Advisors, as provided in this Agreement, Boston Advisors shall be compensated by the Trust pursuant to a Fee Schedule between the Trust and Boston Advisors as set forth in Schedule A attached hereto.

            (b) FEE ACCRUAL AND PAYMENT. Remuneration under this Agreement shall
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begin to accrue on the date hereof. The fee for the previous month shall be paid on the first business day of each month, provided that in the event this Agreement is terminated as of a date other than the last day of a month, the fee shall be computed pursuant to paragraph (c) of this Section 3 and paid on the effective date of such termination.

            (c) PRORATION. If this Agreement commences on any date other than
                ----------
fractional month shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period.

         4. AUDIT INSPECTIONS AND VISITATION. Boston Advisors shall make
            ---------------------------------
available during regular business hours all records and other data created and maintained pursuant to this Agreement for the reasonable audit and inspections by the Trust, or any regulatory agency having authority over the Trust. Upon reasonable notice by the Trust, Boston Advisors shall make available during regular business hours its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by any person designated by the Trust, or any regulatory agency having authority over the Trust.

         5. ACTS OF GOD, ETC. Boston Advisors shall not be liable for delays or
           ------------------
errors occurring by reason of circumstances beyond its control, including but not limited to, acts of civil or military authority, national emergencies, work stoppage, fire, flood, catastrophe, act of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdown beyond its control Boston Advisors shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         6. RELIANCE ON WRITTEN OR ORAL INSTRUCTIONS. For all purposes under
            -----------------------------------------
this Agreement, Boston Advisors is authorized to act on written or oral instructions that Boston Advisors receives and reasonably believes to be transmitted by a person authorized by the Board of Trustees of the Trust to give such instructions. Oral instructions will be followed by a confirmatory written instructions, document or written record to Boston Advisors. Boston Advisors shall be entitled to rely reasonably on any written or oral instructions received and any act or omissions undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Trust.

         7. LIABILITY AND REMEDIES.
            -----------------------

            (a) Boston Advisors shall not be liable for any loss suffered by the Trust in connection with the performance of Boston Advisors' obligations and duties under this Agreement, except to the extent that such loss results from negligence or willful misconduct in the performance of, or omission to perform, such obligations and duties. Boston Advisors shall not be deemed to have been negligent or to have engaged in willful misconduct with respect to any incorrect calculations of net asset value per share ("pricing errors") to the extent that a pricing error is based upon prices furnished by an independent pricing service prudently selected by Boston Advisors, provided that in the event that Boston Advisors receives a price from a pricing service for any security owned by the Trust which results in a pricing variance in excess of 10% of the prior business day's price for such security, Boston Advisors shall notify, via fax, the investment manager of the Trust of such pricing variance by 5:45 P.M. on the date that the pricing variance occurs.

            (b) Notwithstanding the provisions of Section 7(a), Boston Advisors shall be liable for any loss to the Trust resulting from a pricing error caused by Boston Advisors' own negligence to the extent that such loss resulted from an error in computation by Boston Advisors unless and to the extent that such pricing error resulted from incorrect information supplied or necessary information not provided by the Fund or any of its agents.

            (c) In the event of a pricing error, Boston Advisors shall correct such error promptly upon discovery and, if Boston Advisors is liable to the Trust for such error under this Section 7, Boston Advisor (acting through the Trust's transfer agent, but at the direction and responsibility of Boston Advisors), may seek to mitigate the loss or dilutive effect to certain shareholders resulting therefrom by adjusting share balances to the extent practicable for transactions executed while such error was in effect to reflect balances that should have resulted in the absence of such error ("reprocessing"), provided however that Boston Advisors shall not reprocess any account after 30 days after such error occurred (with each business day that such error occurred being considered a separate error) without the consent of the Trust.

            (d) For purposes of a pricing error for which Boston Advisors is liable under this Section 7, the Trust may have incurred a loss or there may have been dilution with respect to certain shareholders (i) if the pricing error resulted in a net asset value per share in excess of the actual net asset value per share ("overpricing") or (ii) if the error resulted in a net asset value per share that was less that the actual net asset value per share ("underpricing"). In the case of an overpricing error, shareholders who purchased shares during the pendency of such error may have their accounts reprocessed to reflect the additional shares which they should have received upon investment and any subsequent shares to which they should be entitled. Boston Advisors shall reimburse the Trust for all excess amounts per share paid out to redeeming shareholders during the pendency of an overpricing error if such excess amount per share exceeds .1 of 1% of the corrected net asset value per share of the Trust.

         In the case of an underpricing error, Boston Advisors shall bear all processing and mailing costs, if any, in accordance with good industry practice with respect to redeeming shareholders who are entitled to additional amounts on account of such error. Boston Advisors shall also be entitled pursuant to
Section 7(c) to reprocess accounts of shareholders who purchased shares during the pendency of such error and received too many shares as a result thereof, and to the extent that any such account is not reprocessed or capital is not contributed thereto pursuant to Section 7(e) (i.e., if the cost of reprocessing exceeds the loss or dilutive effect to its shareholders), Boston Advisors shall contribute capital to the Trust in the amount necessary to remedy the dilutive effect of the underpricing error.

         (e) In the event of a pricing error for which Boston Advisors is liable under Section 7, the Trust shall not withhold its consent to any reprocessing pursuant to Section 7(c) to increase account share balances of shareholders who purchased during the pendency of an overpricing error. Moreover, pursuant to
Section 7(c), the Trust shall not unreasonably withhold its consent to any reprocessing to decrease share balances of shareholders who purchased during the pendency of an underpricing error, provided however that in the case of certain shareholder accounts of significant clients of the Trust's investment manager or of an affiliate of such investment manager where the President of the Trust determines that the best interests of the Trust so require, the Trust may withhold consent, in which case the investment manager shall contribute capital to the Trust equal to 60% of the amount necessary to remedy the dilutive effect of an underpricing error if such accounts were not reprocessed, and Boston Advisors shall contribute 40% of such amount.

         (f) If Boston Advisors is required to reimburse the Trust under the terms of the Agreement for any loss under this Section 7, Boston Advisors shall be subrogated to the rights of the Trust and may pursue such remedies, including legal actions, as Boston Advisors considers appropriate with respect to shareholders who receive excess redemption proceeds because of overpricing errors, provided that such shareholders are not significant investment clients of the Trust's investment manager or of an affiliate of such manager, at the time such remedy is pursued. With respect to shareholders who are significant clients, Boston Advisors may request by one or such more letters, subject to the reasonable approval as to substance and tone by such investment manager, that the shareholders return any excess to Boston Advisors, and may discuss this matter in person or by phone with such shareholders in a manner not inconsistent with the tone and spirit of the approved letter, but in no event shall Boston Advisors seek any further remedies against such shareholders, including litigation, without giving the Trust's investment manager notice, and the opportunity to pay Boston Advisors 40% of the aggregate excess attributed to such clients under $100,000, and 60% of the aggregate excess attributed to such clients of $100,000 or more, in which event the Boston Advisor shall seek not further remedies against such shareholders.

         8. TERMS AND TERMINATIONS.
            -----------------------

            (a) This Agreement shall become effective on the date set forth above and shall continue in effect from year to year thereafter unless terminated pursuant to Section 8(b) of the Agreement.

            (b) This Agreement may be terminated by either party on 120 days' written notice without payment of any penalty, provided that in the event that Boston Advisors elects to discontinue providing accounting and bookkeeping services to all of its non-affiliated investment companies, Boston Advisors shall provide the Trust with 240 days' written notice prior to such termination date or any such shorter period as the parties may mutually agree.

         9. LIABILITY OF TRUSTEES, OFFICERS AND SHAREHOLDERS. The execution and
           --------------------------------------------------
delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the trust property of the Trust as provided in the Declaration of Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officer thereunto duly authorized as of the day and year first above written.


                                          THE BOSTON COMPANY ADVISORS, INC.

                                          By:  /s/
                                          --------------------------------------


                                          TUDOR FUND

                                          By:  /s/
                                          --------------------------------------

                          ACCOUNTING SERVICES AGREEMENT

                                  FEE SCHEDULE

                                   SCHEDULE A


         Tudor Fund agrees to pay The Boston Company Advisors Inc. the following fee. Such fee to be calculated on the daily net assets of the Trust.


                      First Year           .0003

                      Second Year          .0004

         There is a monthly minimum fee of $1,000 for any new portfolio introduced by Weiss, Peck and Greer.

SPECIAL SERVICES
----------------

         Fees for activities of a non recurring nature such as portfolio consolidation or reorganizations, extraordinary shipments and the preparation of special reports will be subject to negotiation.